Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2012

EAGAN, MN — February 21, 2013 — Stream Global Services, Inc., a leading global business process outsource (BPO) service provider specializing in customer relationship management, including technical support, customer care and sales programs for Fortune 1000 companies, today announced consolidated financial results for the three months and year ended December 31, 2012.

CEO Commentary

Kathryn Marinello, Chairman and Chief Executive Officer of Stream, said, “We are very pleased to report a 14% increase in Adjusted EBITDA for the year ended December 31, 2012 over the comparable period in 2011.  We are thrilled to have achieved over $100 million in Adjusted EBITDA in 2012 with improving growth rates in revenue and our operating metrics.”

Fourth Quarter 2012 Financial Highlights

•                           Revenue for the quarter ended December 31, 2012 was $236 million, an increase of $16 million, or 7%, from the same period in 2011.  The increase is the result of additional volume from existing clients in offshore locations partially offset by fluctuations in currency exchange rates (primarily the Euro) of approximately $1 million.

•                           Gross profit increased approximately $4 million, or 4%, from the fourth quarter of 2011. The gross profit percentage was 41.9% and 43.0% for the fourth quarter of 2012 and 2011, respectively. The change was driven by increased agent training to support the growth in revenue.

•                           Income from operations excluding severance, restructuring and other charges, net was $16 million for both of the quarters ended December 31, 2012 and 2011.

•                           Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) were $34 million for the fourth quarter of 2012 and $31 million for the fourth quarter of 2011. This is the eighth straight quarter of year over year growth in adjusted EBITDA.

•                           Net income was $4 million for both of the three months ended December 31, 2012 and 2011.

•                           Days sales outstanding improved 5 days from 68 days at December 31, 2011 to 63 days at December 31, 2012 driven primarily by an improved ability to bill timely and collect funds.

•                           Cash flow provided by operating activities for the fourth quarter 2012 was $19 million, an increase of $16 million from cash flow provided by operating activities in the fourth quarter of 2011, reflecting our improved operating results.  Free cash flow (operating cash flow less additions to equipment and fixtures and new capital lease financing) for the fourth quarter of 2012 was an inflow of $5 million, an increase of $17 million from the outflow of $12 million for the quarter ended December 31, 2011.  Spending on capital equipment decreased $2 million in the three months ended December 31, 2012 compared to the same period in 2011 as the result of the completion of the first portion of our data center consolidation.

Full Year 2012 Financial Highlights

•                           Revenue for the year ended December 31, 2012 was $860 million, an increase of $13 million, or 2%, from the same period in 2011.  The increase is principally due to increased volume in offshore locations, partially offset by fluctuations in currency exchange rates (primarily the Euro) of approximately $14 million. On a foreign exchange neutral basis, revenue increased by 4%.

•                           Gross profit increased approximately $6 million, or 2%, in 2012 compared to 2011. The gross profit percentage was 41.6% for both of the years ended December 31, 2012 and 2011.

•                           Income from operations excluding severance, restructuring and other charges, net was $38 million for the year ended December 31, 2012, an increase of $12 million from the comparable $26 million in the year ended December 31, 2011. This improvement was driven by revenue growth and operational improvements that continue to improve the results of the business.

•                           Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) were $101 million for the year ended December 31, 2012, an increase of $12 million, or 14%, from $89 million for the year ended December 31, 2011.

•                           Net loss was $13 million for the year ended December 31, 2012 compared to a net loss of $24 million for the year ended December 31, 2011.

•                           Cash flow provided by operating activities for the year ended December 31, 2012 was $52 million, an increase of $2 million from the prior year period.  Free cash flow (operating cash flow less additions to equipment and fixtures and new capital lease financing) for the year ended December 31, 2012 was an outflow of $3 million, a decrease of $2 million from the year ended December 31, 2011.  Spending on capital equipment increased $4 million for the year ended December 31, 2012 compared to the same period in 2011, primarily driven by the consolidation of our North American data centers.

Adjusted EBITDA is a non-GAAP financial measure. For more information, please see the disclosure below under the heading “Non-GAAP Financial Information” and the reconciliation tables at the end of this press release.

Americas Region

Revenue generated from our Americas region, which includes the United States, Canada, the Philippines, India, Nicaragua, the Dominican Republic, El Salvador and China, was $177 million and $640 million for the three months and year ended December 31, 2012, compared to $160 million and $609 million for the same periods in 2011, respectively.

Gross profit generated by the Americas region was $77 million and $280 million for the three months and year ended December 31, 2012, compared to $72 million and $267 million for the same periods in 2011, respectively. The gross margin percentage was 43.8% for both of the three months and year ended December 31, 2012 and was 44.6% and 43.9% for the same periods in 2011, respectively.

EMEA Region

Revenue generated from our EMEA region, which includes Europe, the Middle East and Africa, for the three months and year ended December 31, 2012 was $59 million and $220 million, compared to $60 million and $238 million for the same periods in 2011, respectively. Revenue would have been $2 million and $13 million higher in the three months and year ended December 31, 2012, respectively, excluding the effect of the strengthening dollar versus the Euro.

Gross profit generated by the EMEA region was $21 million and $78 million for the three months and year ended December 31, 2012, compared to $23 million and $85 million for the same periods in 2011, respectively. The gross margin percentage was 36.0% and 35.5% for the three months and year ended December 31, 2012 and was 38.9% and 35.9% for the same periods in 2011, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, which includes non-agent service center costs, were $67 million, or 28% of revenue, during the three months ended December 31, 2012 compared to $64 million, or 29% of revenue, during the same period in 2011. The decrease is primarily due to the benefits of continued cost controls on a year over year basis.

Liquidity and Capital Resources

At December 31, 2012, cash and cash equivalents was $19 million, down from $23 million at December 31, 2011. The balance on the company’s  revolving line of credit was $35 million at December 31, 2012.  At December 31, 2012, the company had in excess of $74 million of availability which could be drawn under its revolving line of credit.

About Stream Global Services:

Stream Global Services is a leading global business process outsource (BPO) service provider specializing in customer relationship management, including technical support, customer care and sales, for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 37,000 employees capable of supporting over 35 languages across approximately 51 locations in 22 countries. Stream strives to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

Safe Harbor

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements concerning expectations regarding future operating performance and economic and market conditions. The forward looking statements made are neither promises nor guarantees, and are subject to risk and uncertainties that could cause our actual results to differ materially from those anticipated or indicated, including, without limitation, risks and uncertainties relating to our current operation in, as well as entry into, new markets; changes in general economic and business conditions; fluctuations in foreign currency rates; fluctuations in sales volume, timing and sales cycles; our ability to retain our employees in light of competition for agents; our ability to make payments required under our outstanding indebtedness; delays in obtaining new clients or sales from existing clients; delays or interruptions of service as a result of power loss, fire, natural disasters, security breaches, civil unrest or political upheaval, and other similar events; litigation; intense competition in the marketplace from competitors; future acquisitions, joint ventures or other strategic investments; and our ability to obtain necessary financing in the future plus other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Operations

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenue	$236,098	$220,081	$860,311	$846,907
Direct cost of revenue	137,275	125,415	502,050	494,426

Gross profit	98,823	94,666	358,261	352,481

Operating expenses:
Selling, general and administrative expenses	66,543	64,013	261,069	266,252
Severance, restructuring and other charges, net	1,530	2,174	14,401	10,769
Depreciation expense	12,258	10,907	44,736	43,320
Amortization expense	3,583	3,823	14,332	17,002

Total operating expenses	83,914	80,917	334,538	337,343

Income from operations	14,909	13,749	23,723	15,138

Interest expense	7,939	7,124	30,026	28,780
Foreign currency transaction loss (gain)	324	(220)	1,377	3,902

Income (loss) before provision for income taxes	6,646	6,845	(7,680)	(17,544)
Provision for income taxes	2,291	2,756	5,267	6,093

Net income (loss)	$4,355	$4,089	$(12,947)	$(23,637)

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	December 31, 2012	December 31, 2011
	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$18,735	$23,248
Accounts receivable, net	164,929	165,963
Other current assets	29,008	27,822

Total current assets	212,672	217,033
Equipment and fixtures, net	96,851	87,611
Goodwill, intangible assets, and other long-term assets	294,505	312,052

Total assets	$604,028	$616,696

Liabilities and Stockholders’ Equity:
Current liabilities	$116,185	$120,594
Revolving line of credit	34,680	44,755
Debt, net of discounts	205,674	195,019
Capital lease obligations	5,967	9,964
Deferred income taxes	15,673	19,103
Other long-term liabilities	15,953	13,817

Total liabilities	394,132	403,252

Stockholders’ equity	209,896	213,444

Total liabilities and stockholders’ equity	$604,028	$616,696

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net income (loss)	$4,355	$4,089	$(12,947)	$(23,637)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	15,841	14,730	59,068	60,322
Other non-cash expenses	2,449	2,035	8,681	7,619
Changes in operating assets and liabilities	(4,061)	(18,088)	(2,835)	5,811

Net cash provided by operating activities	$18,584	$2,766	$51,967	$50,115

Investing Activities:
Additions to equipment and fixtures	$(12,145)	$(12,485)	$(48,701)	$(39,312)

Net cash used in investing activities	$(12,145)	$(12,485)	$(48,701)	$(39,312)

Net cash provided by (used in) financing activities	$(39)	$13,511	$(8,171)	$(3,034)
Effect of exchange rates on cash and cash equivalents	303	(1,693)	392	(3,010)

Net increase (decrease) in cash and cash equivalents	$6,703	$2,099	$(4,513)	$4,759
Cash and cash equivalents, beginning of period	$12,032	$21,149	$23,248	$18,489

Cash and cash equivalents, end of period	$18,735	$23,248	$18,735	$23,248

Supplemental Item:
Capital lease financing	$1,451	$2,674	$6,043	$11,772

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Income from Operations Excluding Severance, restructuring and other charges, net

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Operating income as shown on a GAAP basis	$14,909	$13,749	$23,723	$15,138
Severance, restructuring and other charges, net	1,530	2,174	14,401	10,769

Income from operations excluding severance, restructuring and other charges, net	$16,439	$15,923	$38,124	$25,907

 Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Operating income as shown on a GAAP basis	$14,909	$13,749	$23,723	$15,138
Add items to reconcile to non-GAAP Adjusted EBITDA:
Depreciation and amortization	15,841	14,730	59,068	60,322
Severance, restructuring and other charges, net	1,530	2,174	14,401	10,769
Stock based compensation expense	1,313	476	3,623	2,356

Adjusted EBITDA	$33,593	$31,129	$100,815	$88,585

 Reconciliation of GAAP to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash flows from operations	$18,584	$2,766	$51,967	$50,115
Add (deduct) items to reconcile to non-GAAP Free Cash Flow:
Additions to equipment and fixtures	(12,145)	(12,485)	(48,701)	(39,312)
Capital lease financing	(1,451)	(2,674)	(6,043)	(11,772)

Free cash flow	$4,988	$(12,393)	$(2,777)	$(969)

To conform prior year presentation to current year presentation, we reclassified $1 million from accounts payable to cash at December 31, 2011.   This reclassification resulted in a reduction of $1 million to the previously reported cash flow from operations for the three months and year ended December 31, 2011.